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                                                                     Exhibit 5-1




                                                                    May 13, 2003


PECO Energy Capital Trust IV
PECO Energy Capital Trust V
PECO Energy Capital Trust VI
PECO Energy Company
2301 Market Street
Philadelphia, Pennsylvania 19101

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by PECO Energy Company, a Pennsylvania corporation (the "Company"), and PECO Energy Capital Trust IV, PECO Energy Capital Trust V, and PECO Energy Capital Trust VI, each a statutory trust created under the laws of the State of Delaware (each, a "Trust" and, collectively, the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to: (i) first and refunding mortgage bonds of the Company (the "Mortgage Bonds"), (ii) unsecured subordinated debt securities of the Company (the "Subordinated Indebtedness"),
(iii) shares of preferred stock, $.01 par value (the "Preferred Stock"), of the Company, or (iv) trust preferred securities (the "Trust Preferred Securities") of the Trusts and the related guarantees (each, a "Guarantee" and, collectively, the "Guarantees") by the Company with respect to the obligations of the Trusts with respect to any issue of Trust Preferred Securities, in each case in amounts, at prices and on terms to be determined at the time of an offering (collectively, the "Securities").

         The Mortgage Bonds will be issued under the Company's First and Refunding Mortgage (the "Mortgage"), dated May 1, 1923, between The Counties Gas and Electric Company (predecessor to the Company) and Fidelity Trust Company, Trustee (now Wachovia Bank, National Association, as successor trustee), as amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures creating the Mortgage Bonds (collectively, the "Supplemental Indenture"), and the Subordinated Indebtedness will be issued under an Indenture (the "Subordinated Indenture") between the Company and Wachovia Bank, National Association, as trustee (the "Subordinated Trustee").

         In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and

PECO Energy Capital Trust IV
PECO Energy Capital Trust V
PECO Energy Capital Trust VI
PECO Energy Company
May 13, 2003
Page 2


other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including the Company's Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Securities and statements from certain officers of the Company. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

         Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

         1. When (a) the Registration Statement has become effective under the Act, (b) the Supplemental Indenture substantially in the form filed as an exhibit to the Registration Statement has been duly and properly authorized, executed, delivered and recorded and qualified under the Trust Indenture Act of 1939, as amended, (c) the terms of the Mortgage Bonds and of their issuance and sale have been duly established in accordance with the Mortgage so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (d) a prospectus supplement with respect to such series of Mortgage Bonds shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (e) the Mortgage Bonds have been duly and properly executed and authenticated in accordance with the Mortgage and duly and properly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the Mortgage Bonds will constitute binding obligations of the Company.

         2. When (a) the Registration Statement has become effective under the Act, (b) a series of Preferred Stock has been duly and properly authorized for issuance and a Statement with Respect to Shares of the Company classifying the Preferred Stock and setting forth the terms thereof substantially in the form filed as an exhibit to the Registration Statement has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State, (c) a prospectus supplement with respect to such series of Preferred Stock shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (d) the shares of Preferred Stock have been duly and properly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

         3. When (a) the Registration Statement has become effective under the Act, (b) a supplemental indenture, if utilized, has been duly and properly authorized, executed and delivered by the Company and the Subordinated Trustee and qualified under the Trust Indenture Act of 1939, as amended, (c) the terms of the Subordinated Indebtedness and of their issuance and sale have been duly established in accordance with the Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (d) a prospectus supplement with respect to such

PECO Energy Capital Trust IV
PECO Energy Capital Trust V
PECO Energy Capital Trust VI
PECO Energy Company
May 13, 2003
Page 3


series of Subordinated Indebtedness shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (e) such series of Subordinated Indebtedness shall have been duly and properly executed and authenticated in accordance with the Subordinated Indenture and duly and properly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Subordinated Indebtedness will constitute the binding obligation of the Company.

         4. When (a) the Registration Statement has become effective under the Act, (b) a Guarantee Agreement between the Company and Wachovia Trust Company, National Association, as guarantee trustee (the "Guarantee Trustee"), substantially in the form filed as an exhibit to the Registration Statement has been duly and properly authorized, executed and delivered by the Company and the Guarantee Trustee and qualified under the Trust Indenture Act of 1939, as amended, (c) a prospectus supplement with respect to a Guarantee shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, and (d) the Trust Preferred Securities in respect of which such Guarantee Agreement shall have been executed and delivered shall have been duly and properly authorized, issued and delivered to the purchasers thereof, as contemplated in the Registration Statement and such resolutions, against payment of the agreed consideration therefor, each Guarantee will constitute the binding obligation of the Company.

         For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Mortgage Bonds, each series of Subordinated Indebtedness, each series of Preferred Stock or the execution and delivery of each Guarantee Agreement, as the case may be: (a) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (b) in the case of the issue of Mortgage Bonds, Subordinated Indebtedness or a Guarantee, the Mortgage, the Subordinated Indenture or the Guarantee Agreement, as applicable, will not have been modified or amended; and (c) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

         We note that an opinion letter of Richards, Layton & Finger, P.A., Delaware counsel to the Company, dated and delivered to you concurrently herewith, addresses, among other things, the legality of the Trust Preferred Securities covered by the Registration Statement.

         We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP